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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial and Other Data" and to the use of our reports dated April 29, 1997, in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-28751) and related Prospectus of Neenah Foundry Company for the registration of $150,000,000 11 1/8% Senior Subordinated Notes.


                                                               ERNST & YOUNG LLP

Milwaukee, Wisconsin

July 15, 1997